UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 18, 2009

ADVANCE NANOTECH, INC.
(Exact name of registrant as specified in its charter)

Delaware	000-10065	20-1614256
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

400 Rella Blvd, Suite 160, Montebello, NY	10901
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (845) 533-4225

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

On June 18 and June 24, 2009, Advance Nanotech, Inc. (the “Company”) issued and sold investment units consisting of (i) $500,000 in principal amount of its 3% Senior Secured Notes due June 30, 2009 (the “Notes”) and (ii) common stock purchase warrants exercisable until June 18, 2012 to purchase in the aggregate 833,335 shares of the Company’s common stock, par value $.001 per share, for $.30 per share.  The Notes are secured, along with similar Notes issued on April 16, 2009, by a first security interest in substantially all of the Company’s assets.  The purchaser of the securities was an “accredited investors” within the meaning of the Securities Act of 1933, as amended, and Regulation D promulgated thereunder and the transaction was exempt from registration pursuant to Section 4(2) thereof and Rule 506 of Regulation D.

On June 22, 2009, the Company repaid $200,000 of the Notes issued to an accredited investor on April 16, 2009, which was due on June 30, 2009.   The remaining Note holders, representing aggregate principal amount of $800,000, and the Company agreed to extend the maturity term of the Notes (“Amendment Number One”) to August 31, 2009 and to increase the amount of the Note to be issued to $1,000,000.  Except as amended about, the terms of the Notes remain unchanged and in full force and effect.

Item 3.02. Unregistered Sales of Equity Securities

The information contained in Item 2.03 of this report regarding the issuance and sale of common stock purchase warrants is incorporated by reference herein.

Item 9.01. Financial Statements and Exhibits.

The following exhibits are included as part of this report:

(d) Exhibits.

No.         Description

4.1          Form of Pledge and Security Agreement, dated April 9, 2009 (incorporated by reference to Exhibit 4.1 to Form 8-K filed by the Company on April 21, 2009).

4.2          Form of Collateral Agent Agreement, dated April 9, 2009 (incorporated by reference to Exhibit 4.2 to Form 8-K filed by the Company on April 21, 2009).

4.3          Form of Senior Secured Note (incorporated by reference to Exhibit 4.3 to Form 8-K filed by the Company on April 21, 2009).

4.4          Form of Common Stock Purchase Warrant (incorporated by reference to Exhibit 4.4 to Form 8-K filed by the Company on April 21, 2009).

SIGNATURES

 Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ADVANCE NANOTECH, INC.

By:   /s/ Thomas P. Finn
Name:  Thomas P. Finn
Title:    Chief Financial Officer & Secretary
Dated: June 24, 2009